                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C. 20549
                                 ____________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                STATE OF THE ART, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              CALIFORNIA                                     95-3664592
    (STATE OR OTHER JURISDICTION OF                        (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

    56 TECHNOLOGY DR., IRVINE, CALIFORNIA                     92618-2301
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

             1994 INCENTIVE STOCK OPTION, NON-QUALIFIED STOCK OPTION AND
                            RESTRICTED STOCK PURCHASE PLAN
                               (FULL TITLE OF THE PLAN)

                 MATTHEW E. CAVANAUGH, ESQ., STATE OF THE ART, INC.,
                       56 TECHNOLOGY, IRVINE, CALIFORNIA 92618
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (714) 450-3831
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                      CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------
                     |                   |                     |                        |
                     |                   |                     |        Proposed        |
                     |                   |       Proposed      |         maximum        |
Title of securities  |     Amount to be  |   maximum offering  |    aggregate offering  |      Amount of
 to be registered    |      registered   |   price per share   |          price         |    registration fee
- -------------------------------------------------------------------------------------------------------------

Common Stock,           1,000,000 shares         $17.1875 (1)         $17,187,500.00            $5,926.72
No par value


    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

    (1) The aggregate offering price for 1,000,000 shares of common stock registered hereby, which are to be offered to the registrant's employees, is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the daily high and low price of the common stock of the registrant on NASDAQ as of August 14, 1996.


                               Page 1 of 2 pages
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    The contents of registrant's Form S-8 registration statement, registration number 33-86828, filed with the United States Securities and Exchange Commission on November 30, 1994, is incorporated into this registration statement by this reference.

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 21, 1996.

State of the Art, Inc., a California corporation




By:  DAVID W. HANNA
   ----------------------------------------
    David W. Hanna
    President,
    Chief Executive Officer, and
    Chairman of the Board of Directors

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


    DAVID W. HANNA
   ----------------------------------------
    David W. Hanna
    President,
    Chief Executive Officer, and
    Chairman of the Board of Directors



    JOSEPH R. ARMSTRONG
   ----------------------------------------
    Joseph R. Armstrong
    Chief Financial Officer, Vice President
    of Finance, and Corporate Secretary
    (Principal Financial Officer and Principal Accounting Officer)



    GEORGE RIVIERE
   ----------------------------------------
    George Riviere
    Director


    JAMES H. CLEMENT, JR.
   ----------------------------------------
    James H. Clement, Jr.
    Director


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